Exhibit 99.1

Contacts:

Media Contact	Investor Contact
Len Dieterle	William Dyke
Aspen Technology	Aspen Technology
+1 781-221-4291	+1 781-221-5571
len.dieterle@aspentech.com	ir@aspentech.com

Aspen Technology Announces Financial Results for the
First Quarter of Fiscal 2025
Bedford, Mass. – November 4, 2024 - Aspen Technology, Inc. (“AspenTech” or the “Company”) (NASDAQ: AZPN), a global leader in industrial software, today announced financial results for its first quarter in fiscal 2025, ended September 30, 2024.
Antonio Pietri, President and Chief Executive Officer of AspenTech, commented, “AspenTech continues to perform well amid ongoing macro uncertainty, delivering solid results to start fiscal 2025. We continue to see strong customer demand for our products and solutions to support their operational excellence and sustainability initiatives. The resilience of our ACV growth is a great indication of the mission-criticality of AspenTech’s technology to our customers.”
Pietri continued, “At our recent investor day, we laid out a compelling strategy that underscored how we believe AspenTech is poised to benefit from global investments in decarbonization, electrification, and the transition to a new energy system. Looking ahead, we are confident in our ability to deliver consistent high-single to double-digit ACV growth while meaningfully expanding our ACV margin to our Target Operating Model of 45-47% in the coming years. Today’s announcement of our anticipated acquisition of Open Grid Systems is in support of the strategy outlined and expands our suite of products and solutions for the utilities industry.”
First Quarter Fiscal Year 2025 and Recent Business Highlights
•Annual contract value1 (“ACV”) was $941.4 million for the first quarter of fiscal 2025, increasing 9.4% year over year and 0.9% quarter over quarter.
•Cash flow used in operations was $4.4 million for the first quarter of fiscal 2025. Free cash flow was negative $6.4 million for the first quarter of fiscal 2025. A reconciliation of GAAP to non-GAAP results is presented in the financial tables included in this press release.
•AspenTech announced today in a separate press release that it has entered into a definitive agreement to acquire Open Grid Systems Limited (“Open Grid Systems”), a global provider of network model management technology and a pioneer in developing model-driven applications supporting open access to data through industry standards. This acquisition will further enhance AspenTech’s Digital Grid Management (“DGM”) suite to support utilities in effectively managing grid complexity while also ensuring resiliency.
First Quarter Fiscal Year 2025 Financial Results Summary
AspenTech’s total revenue was $215.9 million in the first quarter of fiscal 2025, compared to $249.3 million in the first quarter of fiscal 2024. Total revenue in the period included license and solutions revenue of $101.7 million, compared to $148.6 million in the first quarter of fiscal 2024, maintenance revenue of $90.7 million, compared to $85.0 million in the first quarter of fiscal 2024, and services and other revenue of $23.5 million, compared to $15.7 million in the first quarter of fiscal 2024. Bookings2 was $151.4 million in the first quarter of fiscal 2025, compared to $211.8 million in the first quarter of fiscal 2024. The year-over-year differences related to bookings and total revenue were in line with the Company’s expectations and driven by the timing of contract renewals and a higher concentration of attrition in the first quarter of fiscal 2025 relative to the full fiscal year.

Loss from operations was $96.0 million in the first quarter of fiscal 2025, compared to a loss of $60.2 million in the first quarter of fiscal 2024. Non-GAAP income from operations was $48.6 million in the first quarter of fiscal 2025, compared to $77.8 million in the first quarter of fiscal 2024. Net loss was $60.5 million, or $0.96 per diluted share, in the first quarter of fiscal 2025, compared to $34.5 million, or $0.54 per diluted share, in the first quarter of fiscal 2024. Non-GAAP net income was $53.9 million, or $0.85 per diluted share, in the first quarter of fiscal 2025, compared to $74.9 million, or $1.16 per diluted share, in the first quarter of fiscal 2024.
AspenTech had cash and cash equivalents of $221.1 million as of September 30, 2024, compared to $237.0 million as of June 30, 2024. The decrease in cash and cash equivalents during this period was primarily due to the impact of share repurchase activity under the Company’s fiscal 2025 share repurchase authorization (the “Fiscal 2025 Share Repurchase Authorization”). Under its revolving credit facility, AspenTech had no borrowings and $194.5 million available as of September 30, 2024.
Cash flow used in operations was $4.4 million and free cash flow was negative $6.4 million in the first quarter of fiscal 2025, compared to cash flow from operations of $17.0 million and free cash flow of $16.0 million in the first quarter of fiscal 2024. The year-over-year differences in operating cash flow and free cash flow were due to one-time charges related to the Company’s workforce reduction and Russia exit as well as the timing of collections in the first quarter of fiscal 2025.
Recent Developments
Open Grid Systems Acquisition
AspenTech today announced in a separate press release that it has entered into a definitive agreement to acquire Open Grid Systems. With this acquisition, AspenTech’s DGM suite will offer utilities a comprehensive, fully integrated network model management solution to address the acceleration of new grid assets, such as renewable generation, with increased flexibility to manage and scale network model data both inside and outside the control room. Open Grid Systems has a long history of participation in International Electrotechnical Commission (“IEC”) standards groups and collaborating with experts around the world to develop and promote the adoption of standards throughout the electrical industry. The transaction is subject to receipt of customary regulatory approvals and is expected to close during the second quarter of fiscal 2025.
Fiscal 2025 Share Repurchase Authorization Update
AspenTech repurchased 92,819 shares for approximately $20.5 million under the Company’s Fiscal 2025 Share Repurchase Authorization during the first quarter of fiscal 2025. The total value remaining under this authorization was approximately $79.5 million as of September 30, 2024.
Investor Day
AspenTech held its 2024 Investor Day on September 17, 2024. As part of the event, the Company provided a multi-year financial outlook and value creation framework to drive ACV1 growth, expand margins, and execute disciplined capital allocation. A replay of the event webcast and presentation materials are available for a limited time on the Webcasts and Events section of AspenTech’s IR website at https://ir.aspentech.com/events-presentations/webcasts-and-events.
Fiscal Year 2025 Business Outlook
Based on information as of today, November 4, 2024, AspenTech is reaffirming its fiscal 2025 guidance. Please note that the Company’s fiscal 2025 ACV1 growth guidance is based on an ACV1 balance of $932.9 million as of June 30, 2024.
•ACV1 growth of ~9.0% year-over-year
•GAAP operating cash flow of ~$357 million
•Free cash flow of ~$340 million
•Total bookings2 of ~$1.17 billion
•Total revenue of ~$1.19 billion
•GAAP total expense of ~$1.21 billion
•Non-GAAP total expense of ~$675 million
•GAAP operating loss of ~$24 million
•Non-GAAP operating income of ~$514 million
•GAAP net income of ~$52 million
•Non-GAAP net income of ~$478 million
•GAAP net income per share of ~$0.82
•Non-GAAP net income per share of ~$7.52

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause AspenTech’s actual results to differ materially from these forward-looking statements.
Conference Call and Webcast
AspenTech will host a conference call and webcast presentation on Monday, November 4, 2024, at 4:30 p.m. ET to discuss its financial results, business outlook, and related corporate and financial matters. A live webcast of the call will be available on AspenTech’s Investor Relations website, http://ir.aspentech.com, via its “Webcasts” page. To access the call by phone, please use the registration link. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast also will be available for a limited time at http://ir.aspentech.com/.
AspenTech has provided an earnings presentation for its first quarter of fiscal 2025. AspenTech asks that shareholders refer to this presentation in conjunction with the conference call, which can be found at ir.aspentech.com.
Footnotes
1.ACV is the estimate of the annual value of the Company’s portfolio of term license and software maintenance and support, or SMS, contracts, the annual value of SMS agreements purchased with perpetual licenses and the annual value of standalone SMS agreements purchased with certain legacy term license agreements, which have become an immaterial part of the Company’s business. All ACV numbers presented in this press release exclude ACV associated with the Company’s Russia business for all periods presented.
2.Bookings is the total value of customer term license and perpetual license SMS contracts signed and delivered in the current period, less the value of such contracts signed in the current period where the initial licenses and SMS agreements are not yet deemed delivered, plus the term license contracts and perpetual license SMS contracts signed in a previous period for which the initial licenses are deemed delivered in the current period.
About AspenTech
Aspen Technology, Inc. (NASDAQ: AZPN) is a global software leader helping industries at the forefront of the world’s dual challenge meet the increasing demand for resources from a rapidly growing population in a profitable and sustainable manner. AspenTech solutions address complex environments where it is critical to optimize the asset design, operation and maintenance lifecycle. Through our unique combination of deep domain expertise and innovation, customers in asset-intensive industries can run their assets safer, greener, longer and faster to improve their operational excellence. To learn more, visit AspenTech.com.
Forward-Looking Statements
Statements in this press release that are not strictly historical may be “forward-looking” statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties, and AspenTech undertakes no obligation to update any such statements to reflect later developments. These forward-looking statements include, but are not limited to, AspenTech’s guidance for fiscal 2025, the completion of the Fiscal 2025 Share Repurchase Authorization and the completion and timing of the announced acquisition. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “target,” “strategy,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “opportunity” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These risks and uncertainties include, without limitation: the failure to realize the anticipated benefits of the transaction with Emerson; risks resulting from the Company’s status as a controlled company; risks resulting from the suspension of commercial activities in Russia and the scope, duration and ultimate impacts of the conflict in the Middle East; as well as economic and currency conditions, market demand (including adverse changes in the process or other capital-intensive industries, such as materially reduced spending budgets due to oil and gas price declines and volatility), pricing, protection of intellectual property, cybersecurity, natural disasters, tariffs, sanctions, competitive and technological factors, and inflation; and others, as set forth in AspenTech’s most recent Annual Report on Form 10-K and subsequent reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The outlook contained herein represents AspenTech’s expectation for its consolidated results, other than as noted herein.
© 2024 Aspen Technology, Inc. AspenTech, aspenONE, asset optimization and the Aspen leaf logo are trademarks of Aspen Technology, Inc. All rights reserved. All other trademarks not owned by AspenTech are property of their respective owners.

Use of Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” under the rules of the SEC. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.
Management considers both GAAP and non-GAAP financial results in managing AspenTech’s business. As the result of adoption of new licensing models, management believes that a number of AspenTech’s performance indicators based on GAAP, including revenue, gross profit, operating income and net income, should be viewed in conjunction with certain non-GAAP and other business measures in assessing AspenTech’s performance, growth and financial condition. Accordingly, management utilizes a number of non-GAAP and other business metrics, including the non-GAAP metrics set forth in this press release, to track AspenTech’s business performance.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended September 30,
	2024	2023

	(Dollars and Shares in Thousands, Except per Share Data)
Revenue:
License and solutions	$101,659	$148,648
Maintenance	90,686	84,968
Services and other	23,532	15,692
Total revenue	215,877	249,308
Cost of revenue:
License and solutions	63,654	71,578
Maintenance	10,688	10,200
Services and other	21,105	16,282
Total cost of revenue	95,447	98,060
Gross profit	120,430	151,248
Operating expenses:
Selling and marketing	125,661	122,378
Research and development	50,000	53,676
General and administrative	33,008	35,405
Restructuring costs	7,726	—
Total operating expenses	216,395	211,459
Loss from operations	(95,965)	(60,211)
Other income (expense), net	2,041	(5,830)
Interest income, net	17,176	14,049
Loss before benefit for income taxes	(76,748)	(51,992)
Benefit for income taxes	(16,284)	(17,467)
Net loss	$(60,464)	$(34,525)
Net loss per common share:
Basic	$(0.96)	$(0.54)
Diluted	$(0.96)	$(0.54)
Weighted average shares outstanding:
Basic	63,244	64,319
Diluted	63,244	64,319

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30, 2024	June 30, 2024

	(Dollars in Thousands, Except Share Data)
ASSETS
Current assets:
Cash and cash equivalents	$221,093	$236,970
Accounts receivable, net	102,867	115,533
Current contract assets, net	426,387	409,177
Prepaid expenses and other current assets	33,670	27,441
Receivables from related parties	45,300	78,483
Prepaid income taxes	2,909	8,462
Total current assets	832,226	876,066
Property, equipment and leasehold improvements, net	18,093	17,389
Goodwill	8,330,124	8,328,201
Intangible assets, net	4,063,852	4,184,750
Non-current contract assets, net	518,562	515,106
Contract costs	26,265	24,903
Operating lease right-of-use assets	95,001	96,034
Deferred income tax assets	7,627	6,989
Other non-current assets	25,189	22,269
Total assets	$13,916,939	$14,071,707

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,050	$8,099
Accrued expenses and other current liabilities	78,926	100,167
Due to related parties	24,979	47,449
Current operating lease liabilities	12,172	13,125
Income taxes payable	21,656	44,249
Current contract liabilities	117,768	124,312
Total current liabilities	267,551	337,401
Non-current contract liabilities	33,569	27,512
Deferred income tax liabilities	758,389	790,687
Non-current operating lease liabilities	85,676	84,875
Other non-current liabilities	18,795	18,377
Stockholders’ equity:
Common stock, $0.0001 par value Authorized—600,000,000 shares Issued— 65,453,489 and 65,367,159 shares Outstanding— 63,245,006 and 63,251,495 shares	7	7
Additional paid-in capital	13,293,704	13,277,851
Accumulated deficit	(111,626)	(51,162)
Accumulated other comprehensive loss	(2,059)	(7,261)
Treasury stock, at cost — 2,208,483 and 2,115,664 shares of common stock	(427,067)	(406,580)
Total stockholders’ equity	12,752,959	12,812,855
Total liabilities and stockholders’ equity	$13,916,939	$14,071,707

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended September 30,
	2024	2023

	(Dollars in Thousands)
Cash flows from operating activities:
Net loss	$(60,464)	$(34,525)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	122,856	123,219
Reduction in the carrying amount of right-of-use assets	3,961	3,562
Net foreign currency (gains) losses	(2,120)	5,894
Stock-based compensation	14,814	16,699
Deferred income taxes	(32,448)	(51,080)
Provision for uncollectible receivables	491	1,788
Other non-cash operating activities	(258)	19
Changes in assets and liabilities:
Accounts receivable	12,887	29,417
Contract assets	(18,851)	(24,062)
Contract costs	1,285	(1,163)
Lease liabilities	(3,041)	(3,770)
Prepaid expenses, prepaid income taxes, and other assets	(5,956)	(22,487)
Accounts payable, accrued expenses, income taxes payable and other liabilities	(37,052)	10,200
Contract liabilities	(501)	(36,730)
Net cash (used in) provided by operating activities	(4,397)	16,981
Cash flows from investing activities:
Purchases of property, equipment and leasehold improvements	(2,022)	(937)
Payments for business acquisitions, net of cash acquired	—	(8,273)
Payments for equity method investments	(30)	(98)
Payments for asset acquisitions	—	(12,500)
Net cash used in investing activities	(2,052)	(21,808)
Cash flows from financing activities:
Issuance of shares of common stock, net of taxes	6,262	3,285
Repurchases of common stock	(20,487)	(114,224)
Payment of tax withholding obligations related to restricted stock	(4,635)	(1,938)
Net transfers from Parent Company	8,836	3,890
Payments of debt issuance costs	(107)	—
Net cash used in financing activities	(10,131)	(108,987)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3,264	(6,855)
Decrease in cash, cash equivalents and restricted cash	(13,316)	(120,669)
Cash, cash equivalents and restricted cash, beginning of period	248,468	241,209
Cash, cash equivalents and restricted cash, end of period	$235,152	$120,540

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$221,093	$120,540
Restricted cash in other non-current assets	14,059	—
Total cash, cash equivalents and restricted cash	$235,152	$120,540

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP Results of Operations and Cash Flows (Unaudited)

	Three Months Ended September 30,
	2024	2023

	(Dollars and Shares in Thousands, Except per Share Data)
Total expenses
GAAP total expenses (a)	$311,842	$309,519
Less:
Stock-based compensation (b)	(14,814)	(16,699)
Amortization of intangibles (c)	(121,589)	(121,587)
Acquisition and integration planning related fees	(405)	255
Restructuring costs[3]	(7,726)	—

Non-GAAP total expenses	$167,308	$171,488

(Loss) income from operations
GAAP loss from operations	$(95,965)	$(60,211)
Plus:
Stock-based compensation (b)	14,814	16,699
Amortization of intangibles (c)	121,589	121,587
Acquisition and integration planning related fees	405	(255)
Restructuring costs[3]	7,726	—

Non-GAAP income from operations	$48,569	$77,820

Net (loss) income
GAAP net loss	$(60,464)	$(34,525)
Plus:
Stock-based compensation (b)	14,814	16,699
Amortization of intangibles (c)	121,589	121,587
Acquisition and integration planning related fees	405	(255)
Restructuring costs[3]	7,726	—
Less:
Income tax effect on Non-GAAP items (d)	(30,203)	(28,621)

Non-GAAP net income	$53,867	$74,885

Diluted (loss) income per share
GAAP diluted loss per share	$(0.96)	$(0.54)
Plus:
Stock-based compensation (b)	0.23	0.26
Amortization of intangibles (c)	1.91	1.88
Acquisition and integration planning related fees	0.01	—
Restructuring costs[3]	0.12	—
Impact of diluted shares	0.01	—
Less:
Income tax effect on Non-GAAP items (d)	(0.47)	(0.44)

Non-GAAP diluted income per share	$0.85	$1.16

Shares used in computing Non-GAAP diluted (loss) income per share	63,547	64,658
(3) AspenTech incurred restructuring costs as a result of its workforce reduction and Russian business exit both announced in August 2024.

	Three Months Ended September 30,
	2024	2023

	(Dollars in Thousands)
Free Cash Flow
Net cash (used in) provided by operating activities (GAAP)	$(4,397)	$16,981
Purchases of property, equipment and leasehold improvements	(2,022)	(937)
Free cash flow (non-GAAP)	$(6,419)	$16,044

(a) GAAP total expenses
Total costs of revenue	$95,447	$98,060
Total operating expenses	216,395	211,459
GAAP total expenses	$311,842	$309,519

(b) Stock-based compensation expense was as follows:
Cost of license and solutions	$551	$680
Cost of maintenance	887	488
Cost of services and other	1,045	498
Selling and marketing	2,930	2,942
Research and development	3,000	4,553
General and administrative	6,401	7,538
Total stock-based compensation	$14,814	$16,699

(c) Amortization of intangible assets was as follows:
Cost of license and solutions	$48,202	$48,035
Selling and marketing	73,387	73,552
Total amortization of intangible assets	$121,589	$121,587

(d) The income tax effect on non-GAAP items for the three months ended March 31, 2024 and 2023, respectively, is calculated utilizing the Company’s combined US federal and state statutory tax rate as following:

U.S. Statutory Rate	21.79%	21.79%

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES Reconciliation of Forward-Looking Guidance (Unaudited)

	Twelve Months Ended June 30, 2025 (4)
	(Dollars in Thousands, Except Share Data)
Guidance - Total expenses
GAAP expectation - total expenses	$1,213,000
Less:
Stock-based compensation	(56,000)
Amortization of intangibles	(474,000)
Restructuring costs[3]	(8,000)

Non-GAAP expectation - total expenses	$675,000

Guidance - (Loss) income from operations
GAAP expectation - loss from operations	$(24,000)
Plus:
Stock-based compensation	56,000
Amortization of intangibles	474,000
Restructuring costs[3]	8,000

Non-GAAP expectation - income from operations	$514,000

Guidance - Net income and diluted income per share
GAAP expectation - net income and diluted income per share	$52,000	$0.82
Plus:
Stock-based compensation	56,000
Amortization of intangibles	474,000
Restructuring costs[3]	8,000
Less:
Income tax effect on Non-GAAP items (5)	(112,000)

Non-GAAP expectation - net income and diluted income per share	$478,000	$7.52

Shares used in computing guidance for Non-GAAP diluted income per share	63,600

Guidance - Free Cash Flow
GAAP expectation - net cash provided by operating activities	$357,000
Less:
Purchases of property, equipment and leasehold improvements	(17,000)

Free cash flow expectation (non-GAAP)	$340,000
__________
(4) Rounded amount used, except per share data.
(5) The income tax effect on non-GAAP items for the twelve months ended June 30, 2025 is calculated utilizing the Company’s statutory tax rate of 21.79 percent.